UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2005

INLAND FIBER GROUP, LLC
FIBER FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware		91-1217136
Delaware		91-1851612
(State or other jurisdiction		(I.R.S. Employer
of incorporation or organization)		Identification No.)

Commission File No:	1-13573-01
1-13573

6400 Highway 66		97601
Klamath Falls, OR
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (541) 884-2240

_________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 13, 2005, Inland Fiber Group, LLC and Fiber Finance Corp. (collectively, the "Company") received a Notice of Default and Acceleration (the "Notice") from U.S. Bank (the "Trustee"), the trustee under the indenture (the "Indenture") governing the Company's $225 million 9 5/8% Senior Notes due 2007 (the "Notes"). In the Notice, the Trustee indicates that the acceleration was based upon the granting by the Delaware Chancery Court of a motion for partial summary judgment in favor of the plaintiff Trustee.   As a result of the acceleration, the entire $225 million principal amount of the Notes is due and payable. The Company believes that no event of default has occurred and plans to continue to vigorously defend itself in the ongoing litigation. The Company currently expects that a trial will be held during the second quarter of this year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005	INLAND FIBER GROUP, LLC FIBER FINANCE CORP. By: /s/ Thomas C. Ludlow Thomas C. Ludlow Vice President and Treasurer